SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 31, 2002 (Date of earliest event reported)

DELTAGEN, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization) 740 Bay Road Redwood City, CA ______________________ (Address of principal executive offices)	000-31147 (Commission File No.)	94-3260659 (IRS Employer Identification No.) 94063 (Zip Code)

(650) 569-5100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 5.    Other Events.

On January 31, 2002, Deltagen, Inc. (“Deltagen”) announced the identification of an insulin-mediating drug target. Further details regarding this announcement are contained in Deltagen’s news release dated January 31, 2002 attached as an exhibit hereto and incorporated herein by reference.

On February 11, 2002, Deltagen announced the execution of a DeltaBase license agreement with Merck & Co., a pharmaceutical company. Further details regarding this announcement are contained in Deltagen’s news release dated February 11, 2002 attached as an exhibit hereto and incorporated herein by reference.

On February 11, 2002 Deltagen announced the execution of an agreement with Bristol-Myers Squibb Company to purchase all outstanding equity interests in BMSPRL, L.L.C. (f/k/a Combichem, Inc.). Further details regarding this announcement are contained in Deltagen’s news release dated February 11, 2002 attached as an exhibit hereto and incorporated herein by reference.

On February 12, 2002, Deltagen announced fourth quarter and year-end 2001 financial results. Further details regarding this announcement are contained in Deltagen’s news release dated February 12, 2002 attached as an exhibit hereto and incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable

(b) Not applicable

(c) See attached Exhibit Index.

EXHIBIT INDEX

Number	Exhibit

99.1	Deltagen, Inc. News Release dated January 31, 2002.

99.2	Deltagen, Inc. News Release dated February 11, 2002.

99.3	Deltagen, Inc. News Release dated February 11, 2002.

99.4	Deltagen, Inc. News Release dated February 12, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELTAGEN, INC.

By:	/s/ JOHN E. BURKE
John E. Burke Senior Vice President of Intellectual Property and General Counsel

Date: February 14, 2002